UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2025

Atossa Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35610	26-4753208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10202 5th Avenue NE, Suite 200
Seattle, Washington		98125
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 588-0256

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.18 par value	ATOS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 21, 2025, Atossa Therapeutics, Inc. (the “Company”) received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) informing the Company that it is not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on Nasdaq, because the Company's common stock failed to maintain a minimum closing bid price of $1.00 per share for 30 consecutive business days. The Company has until August 20, 2025 to regain compliance with Nasdaq Listing Rule 5550(a)(2). In the event the Company does not regain compliance by then, the Company may be eligible for an additional 180 calendar day compliance period. To regain compliance, the closing bid price of the Company's common stock must be at least $1.00 per share for a minimum of 10 consecutive business days.

The Nasdaq notice has no immediate effect on the listing or trading of the Company’s common stock on Nasdaq. The Company intends to actively monitor the bid price for its common stock, and is committed to considering available options to regain compliance with the minimum bid price requirement.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atossa Therapeutics, Inc.

Date:	February 24, 2025	By:	/s/ Heather Rees
Heather Rees Chief Financial Officer